EXHIBIT 99.1

Eagle Bancorp Announces Conclusion of Subscription and Community Offering and Commencement of Syndicated Offering

HELENA, Mont., March 22, 2010 (GLOBE NEWSWIRE) -- Eagle Bancorp (OTCBB:EBMT) announced today that Eagle Bancorp Montana, Inc., the proposed holding company for American Federal Savings Bank, has concluded the subscription and community offering portion and is commencing the syndicated offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering to the general public at $10.00 per share. The syndicated community offering is expected to conclude during the week of March 29, 2010. Stifel, Nicolaus & Company, Incorporated is acting as sole book-running manager for the syndicated community offering. D.A. Davidson & Co. is acting as co-manager for the syndicated community offering. The syndicated community offering will be conducted on a best efforts basis and the members of the syndicate group are not required to purchase any shares in the offering.

The completion of the conversion and offering is subject to, among other things, selling a minimum of 2,040,000 shares in the offering, the receipt of all necessary final regulatory approvals, the receipt of the approval of the depositors and certain borrowers of American Federal Savings Bank as of February 3, 2010, and receipt of the approval of the stockholders of Eagle Bancorp as of February 8, 2010.

American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend, Montana. Eagle Bancorp's common stock trades on the OTC Bulletin Board under the symbol "EBMT."

Forward Looking Statements -- This release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These factors include, but are not limited to, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; and other economic, governmental, competitive, regulatory and technological factors that may affect our operations. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

Eagle Bancorp Montana, Inc. has filed a proxy statement/prospectus concerning the conversion with the SEC. Stockholders of Eagle Bancorp are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the SEC by Eagle Bancorp free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Eagle Bancorp are available free of charge from the Secretary of Eagle Bancorp at Eagle Bancorp, 1400 Prospect Avenue, Helena, Montana 59601, Attention: Secretary.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

CONTACT:  Eagle Bancorp
          Peter J. Johnson, President and Chief Executive Officer
            (406) 457-4006
          Clint J. Morrison, Senior Vice President and
           Chief Financial Officer
            (406) 457-4007